Exhibit 99

Press Release

BitWise Announces Restructuring to Expand Its AuthentiDate Operations

Changes Name to AuthentiDate Holding Corp. to Reflect New Focus

             SCHENECTADY, N.Y.--(BUSINESS WIRE)--Jan. 8, 2001-- BitWise Designs, Inc. (NASDAQ: BTWS - news) today announced that its Board of Directors has approved a restructuring plan that will focus the Company’s strategy on AuthentiDate and the rapidly growing digital content authentication market. As part of the plan, BitWise intends to change its name to AuthentiDate Holding Corp. (AHC). AHC will acquire all minority shares of AuthentiDate, Inc., which will become a wholly-owned subsidiary of AHC. Both DocSTAR and DJS Marketing Group will continue as wholly-owned subsidiaries of the Company. Upon completion of the restructuring, AHC will trade under the NASDAQ symbol ADAT.

             The restructuring, which is subject to shareholder approval, is expected to be completed by Spring, 2001. Following the restructuring, John Botti will remain as Chairman, President and Chief Executive Officer of AHC, while Rob Van Naarden will become Executive Vice President of AHC and remain as Chief Executive Officer of the AuthentiDate subsidiary. Tom Franceski, will remain President at DJS Marketing, and Ira Whitman will remain General Manager at DocStar.

             “This restructuring comes at a time when the need to provide surefire authentication of electronic files is exploding,” said John Botti. “We are building on our expertise by expanding our proven AuthentiDate technology and pursuing market leadership in the high-growth e-business security marketplace. We will be acquiring the outstanding minority interest in AuthentiDate common stock because we believe this strategy will maximize value for our shareholders.”

             “As the volume and variety of data transmitted and stored electronically increases, so too does the need to verify the originality of data,” said Rob Van Naarden. “Technologies that can ensure the integrity of digital data at the right cost will become invaluable to all businesses.”

Increasing Demand for Content Authentication

             AuthentiDate is setting the standard as the trusted technology for real-time content integrity and becoming THE CONTENT AUTHORITY. The Company’s proprietary technology addresses the need for the verification of digital information in all business processes. The AuthentiDate solution ensures the content of this digital information has not been altered. Initially, AuthentiDate will target markets which have a critical need to verify the authenticity and originality of content included in documents, spreadsheets, e-mails, digital images and digital recordings.

             The product is currently being tested through a set of beta customers in a variety of targeted markets. The Company expects AuthentiDate to begin generating revenues in the second calendar quarter of 2001.

Additional Terms of the Restructuring

             BitWise currently owns 77% of the AuthentiDate outstanding common stock and will acquire the remaining 23% from outside investors and warrant holders. Under the proposed restructuring, shareholders and warrant holders of AuthentiDate will receive AHC Common Stock or warrants in exchange for their interests in AuthentiDate. AHC has engaged First Albany Corporation to render an opinion as to the fairness of the transaction to AHC.

             AuthentiDate has recently opened offices in New York City and has retained The Abernathy MacGregor Group Inc. to provide investor relations and corporate and financial public relations counsel. Founded in 1984, the Abernathy MacGregor Group counsels the senior management of major corporations in corporate and financial public relations, investor relations, transaction communications and crisis communications. AMG is a 65 person firm headquartered in New York with an office in Los Angeles.

             Conference call: The management of AuthentiDate will hold a conference call this morning at 11:00 a.m. EST to further discuss the restructuring. To access the conference call, please dial 800-530-8983, or you can access a live Webcast by going to www.authentidate.com. A replay will also be available through Wednesday by dialing 800-633-8284, reservation #17510268.

About AuthentiDate Holding Corp.

             AuthentiDate Holding Corp. (AHC), (NASDAQ: ADAT - news), is the parent company of three wholly-owned subsidiaries; AuthentiDate Inc., DocStar and DJS Marketing Group/Computer Professionals International. AuthentiDate, Inc. has received patent-pending status for its innovative technology that can verify the authenticity of digital data with virtual certainty. DocSTAR is a complete, turn-key solution for storing and retrieving paper files electronically. DJS Marketing Group/Computer Professionals International, performs computer integration services and sells computer products.

             This press release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of The Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, The Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in The Company’s reports filed with The Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by The Company or any other person that the objectives and plans of The Company will be achieved.

Contact:

     With the Company:
     AuthentiDate, Inc.
     Patrick Lang, 212/329-1100
        or
      Investor Relations:
     Abernathy MacGregor Group
     Megan Terry, 212/371-5999
     mmt@abmac.com